Exhibit 4.2

C0000000230 | M Number 00000000 THIS CERTIFIES THAT MIND MEDICINE (MINDMED) INC. A BRITISH COLUMBIA COMPANY Shares * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * * * * * * * * * * 0 * * * * * IS THE REGISTERED HOLDER OF FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF MIND MEDICINE (MINDMED) INC. in the Authorized share structure of the above named Company subject to the Articles of the Company transferable on the Central Securities Register of the Company by the registered holder in person or by attorney duly authorized in writing upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. IN WITNESS WHEREOF the Company has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers, at Vancouver, British Columbia. Dated: Aug 29, 2022 Chief Executive Officer Chief Legal Officer COUNTERSIGNED AND REGISTERED COMPUTERSHARE TRUST COMPANY, N.A. (CANTON, MA, JERSEY CITY, NJ AND LOUISVILLE, KY) OR TRANSFER AGENT AND REGISTRAR By Authorized Officer COUNTERSIGNED AND REGISTERED COMPUTERSHARE INVESTOR SERVICES INC. (VANCOUVER) TRANSFER AGENT AND REGISTRAR By Authorized Officer The shares represented by this certificate are transferable at the office of Computershare Investor Services Inc. in Vancouver, BC or at the offices of Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and Louisville, KY.

For value received the undersigned hereby sells, assigns and transfers unto shares
represented by this certificate and does hereby irrevocably constitute and appoint the attorney
of the undersigned to transfer the said shares on the books of the Company with full power of substitution in the premises.

DATED
	Signature of Shareholder	Signature of Guarantor

Signature Guarantee:

The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP). The Guarantor must affix a stamp bearing the actual words "Signature Guaranteed"

In the USA, signature guarantees must be done by members of a "Medallion Signature Guarantee Program" only.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

SECURITY INSTRlUCTIONS - INSTRUCTIONS DE SECURITE
THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING
WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK.
PAPIER FILGRANE, NE PAS ACCEPTAR SANS VERIFIER LA PRESENCE
DU FILGRANE. POUR CE FAIRE, PLACER A LA LUMIERE..